SUB-ITEM 77C: SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

FEDERATED PREMIER MUNICIPAL INCOME FUND

An Annual Meeting of Fund shareholders (Common Shares and Preferred Shares) was held on September 12, 2014. On June 30, 2014, the record date for shareholders voting at the meeting, there were 6,184,648 total outstanding shares. The following items were considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.

ELECTION OF THREE CLASS II TRUSTEES - COMMON SHARES AND PREFERRED SHARES:


1. J. Christopher Donahue

For              Withheld
                  Authority
                 to Vote

5,510,903         235,990


2. P. Jerome Richey

For              Withheld
                  Authority
                  to Vote

5,548,467         198,426


3. John T. Collins

For               Withheld
                 Authority
                  to Vote

5,546,533           200,360




ELECTION OF ONE CLASS III TRUSTEE - COMMON SHARES AND PREFERRED SHARES:

1. John W. McGonigle

For            Withheld
               Authority
               to Vote

5,502,655       244,238



An Annual Meeting of Fund shareholders (Preferred Shares) was held on September 12, 2014. On June 30, 2014, the record date for shareholders voting at the meeting, there were 2,147 total outstanding shares. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.

ELECTION OF TWO TRUSTEES - PREFERRED SHARES ONLY:


1. Peter E. Madden

For              Withheld
                 Authority
                 to Vote

1,483              25


2. John S. Walsh

For               Withheld
                 Authority
                  to Vote

1,483               25




The following Trustees of the Fund continued their terms as Trustees of the Fund: Maureen Lally-Green, Charles F. Mansfield, Jr. and Thomas M. O'Neill.


The Definitive Proxy Statement for this Annual Meeting was filed with the Securities and Exchange Commission on July 18, 2014, and is incorporated by reference. (File No. 811-21235)